Exhibit 10.1

Amendment No. 3 to Employment Agreement with Scott Betts

This Amendment No. 3 to Employment Agreement (the “Amendment”) is entered into on March 26, 2010, to be effective as of March 1, 2009, by and between Global Cash Access, Inc., a Delaware corporation (the “Company”), and Scott Betts (“Executive”).

RECITALS

WHEREAS, the Company and Executive have entered into that certain Employment Agreement, dated as of October 31, 2007, as subsequently amended by Amendment No. 1 to Employment Agreement, dated as of August 11, 2008, and Amendment No. 2 to Employment Agreement, dated as of April 24, 2009 (the “Agreement”); and

WHEREAS, the Company and Executive desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Company and Executive hereby agree to amend the Agreement as follows:

AMENDMENT

1. Definitions; References; Interpretation. Except as otherwise provided herein, capitalized terms used in this Amendment shall have the definitions set forth in the Agreement. Each reference to this “Agreement,” “hereof,” “hereunder,” “herein” and “hereby” and each other similar reference contained in this Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

2. Amendment.

(a) Section of 1.3 of the Agreement is hereby amended and restated to read in its entirety as follows:

“1.3. Location. Executive’s principal place of employment shall be at the Company’s corporate headquarters. The Company shall reimburse Executive for all reasonable out-of-pocket expenses that Executive incurs in the course of commuting from a residence outside of the Las Vegas metropolitan area, including airfare, rental car, taxi and shuttle services as well as rent and utility expenses with respect to an apartment or other residence in the Las Vegas metropolitan area. Executive acknowledges that amounts reimbursed by the Company for the expenses contemplated in the preceding sentence will be treated and reported as taxable income to Executive and that Executive is responsible for the payment of all taxes attributable to such reimbursements, and that the Company will not provide any gross-up for the payment of any such taxes associated with or attributable to such reimbursements.”

3. Terms of the Agreement. Except as expressly modified hereby, all terms, conditions and provisions of the Agreement shall continue in full force and effect.

4. Conflicting Terms. In the event of any inconsistency or conflict between the Agreement and this Amendment, the terms and conditions of this Amendment shall govern and control.

5. Entire Agreement. This Amendment and the Agreement constitute the entire and exclusive agreement between the parties with respect to the subject matter hereof. All previous discussions and agreements with respect to the subject matter are superseded by the Agreement and this Amendment. This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

(remainder of page intentionally left blank)

IN WITNESS WHEREOF, each of the undersigned has executed the Amendment No. 3 to Employment Agreement as of the date first set forth above.

GLOBAL CASH ACCESS HOLDINGS, INC.

By:	/s/ E. Miles Kilburn

Name:	E. Miles Kilburn

Title:	Chairman of the Board

SCOTT BETTS

By:	/s/ Scott Betts

Scott Betts